SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2007

STERLING EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	0-33239	88-0485488
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1600 Airport Freeway, Suite 370, Bedford, Texas 76022
(Address of Principal Executive Offices)(Zip Code)

(817) 358-0551
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

    On March 29, 2007, Sterling Equity Holdings, Inc. (the “Company”) sold its interest in Commodore Plaza, a retail shopping center in Gulfport, Mississippi. The Company sold the Commodore Plaza property to HSM Commodore S/C, L.P., an unaffiliated third party, for cash in the amount of $4,550,000.

Item 8.01. Other Events.

    On March 31, 2007, the note secured by the Company’s properties in Austin, Texas came due and has not been renewed by the lender. As a result, the note, in the approximate amount of $4,615,079 is now due and payable. The Company is actively seeking to refinance the properties and is also actively marketing the properties.

Item 9.01. Financial Statements and Exhibits

    (b) Pro forma financial information.

    The pro forma financial information required to be provided by Item 9.01(b)(1) of Form 8-K will be provided by amendment to this Form 8-K within 71 calendar days of the due date of this Form 8-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING EQUITY HOLDINGS, INC.

Dated: April 4, 2007
        By:  _/s/ Thomas Mathew_____________
         Thomas Mathew
         Chief Executive Officer